UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

ACCESS MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

900 NW 63rd Street, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 935-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Equity Underwriting Agreement

On December 12, 2012, Access Midstream Partners, L.P. (the “Partnership”), Access Midstream Partners GP, L.L.C., (the “General Partner”), Access MLP Operating, L.L.C. (“MLP Operating,” and together with the Partnership and the General Partner, the “Partnership Parties”), entered into an Underwriting Agreement (the “Equity Underwriting Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named therein (the “Equity Underwriters”), providing for the offer and sale by the Partnership Parties (the “Equity Offering”), and purchase by the Equity Underwriters, of 16,000,000 common units (the “Firm Units”) representing limited partner interests (the “Common Units”) in the Partnership, at a price to the public of $32.15 per Common Unit. In addition, the Partnership granted to the Equity Underwriters the option for a period of 30 days to purchase up to an additional 2,400,000 Common Units (the “Additional Units”) on the same terms. The material terms of the Equity Offering are described in the prospectus supplement, dated December 12, 2012 (the “Equity Prospectus Supplement”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on December 14, 2012 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”). The Equity Offering was registered with the Commission pursuant to a Registration Statement on Form S-3, as amended (File No. 333-185398), initially filed by the Partnership on December 12, 2012 (the “Registration Statement”).

On December 14, 2012, the Equity Underwriters exercised their option in full with respect to the Additional Units. The Equity Offering closed on December 18, 2012. The Partnership received proceeds (net of underwriting discounts, commissions and offering expenses) from the Equity Offering of approximately $581.4 million, including the exercise of the option to purchase Additional Units and an approximate $12.1 million capital contribution from the general partner to maintain its 2.0% general partner interest. As described in the Equity Prospectus Supplement, the Partnership intends to use a portion of the net proceeds from the Equity Offering to pay a portion of the purchase price to acquire Chesapeake Midstream Operating, L.L.C. (“CMO”) pursuant to a Unit Purchase Agreement, dated December 11, 2012 by between the Partnership and Chesapeake Midstream Development, L.L.C., a subsidiary of Chesapeake Energy Corporation (the “CMO Acquisition”). The remaining proceeds will be used for general partnership purposes.

The Equity Underwriting Agreement contains customary representations, warranties and agreements of the Partnership, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership has agreed to indemnify the Equity Underwriters against certain liabilities, including liabilities under the Act, or to contribute to payments the Equity Underwriters may be required to make because of any of those liabilities.

As more fully described under the caption “Underwriting” in the Equity Prospectus Supplement, certain of the Equity Underwriters have performed commercial banking, investment banking and advisory services for the Partnership and affiliates from time to time for which they have received customary fees and reimbursement of expenses. Citigroup Global Markets Inc. and Barclays Capital Inc. advised the Partnership in connection with the CMO Acquisition. The Equity Underwriters or their affiliates may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of all of the Equity Underwriters are lenders under the Partnership’s revolving credit facility, for which such affiliates of such Equity Underwriters, in each case, have received customary fees.

The foregoing description of the Equity Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. Legal opinions delivered relating to the Common Units are filed as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.

Debt Underwriting Agreement

On December 12, 2012, the Partnership, ACMP Finance Corp. (“Finance Corp” and together with the Partnership, the “Issuers”), the General Partner and certain subsidiaries of the Partnership, as guarantors (the “Guarantors”), entered into an Underwriting Agreement (the “ Debt Underwriting Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., UBS Securities LLC and Wells Fargo Securities, LLC, acting as representatives to the underwriters as defined therein (the “Debt Underwriters”), pursuant to which the Issuers agreed to sell $1,400,000,000 in aggregate principal amount of the Issuers’ 4.875% Senior Notes due 2023 (the “Notes”). The material terms of the Notes offering (the “Notes Offering”) are described in a prospectus supplement, dated December 12, 2012 (the “Notes Prospectus Supplement”), filed by the Partnership with the Commission on December 12, 2012 pursuant to Rule 424(b)(5) under Act. The Notes Offering was registered with the Commission pursuant to the Registration Statement.

The Notes Offering is expected to close on December 19, 2012. The Partnership expects to receive proceeds (net of underwriting discounts, commissions and offering expenses) from the Notes Offering of approximately $1.379 billion. The Partnership intends to use approximately $1.0 billion of the net proceeds from this offering to pay a portion of the purchase price to acquire CMO. The Partnership intends to use the remaining portion of the net proceeds from the Notes Offering to repay borrowings outstanding under its revolving credit facility and for general partnership purposes.

The Debt Underwriting Agreement contains customary representations, warranties and agreements of the Partnership, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership has agreed to indemnify the Debt Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Debt Underwriters may be required to make because of any of those liabilities.

The foregoing description of the Debt Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Debt Underwriting Agreement, which is attached as Exhibit 1.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Third Amendment to Amended and Restated Credit Facility

In connection with the CMO Acquisition, on December 12, 2012 the Partnership entered into an amendment to its existing senior secured revolving credit facility among the Partnership, MLP Operating, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, The Royal Bank of Scotland, plc, as Syndication Agent, Bank of Montreal, Compass Bank and the Bank of Nova Scotia, as Co-Documentation Agents, and the other lenders as parties thereto. The amendment modifies the existing senior secured revolving credit facility to, among other things, (i) permit a $1.0 billion bridge facility, if necessary, in connection with the closing of the CMO Acquisition, (ii) allow increases to EBITDA with respect to (A) the construction or expansion of any capital project and (B) estimated quarterly recognition of earnings in respect of certain annual minimum volume commitments, (iii) waive compliance with the maximum consolidated leverage ratio for the fiscal quarter ending December 31, 2012 and (iv) provide that the Notes shall not constitute indebtedness for purposes of the maximum consolidated leverage ratio until the CMO Acquisition is consummated.

The foregoing description of the amendment to the Partnership’s credit facility is not complete and is qualified in its entirety by reference to the full text of the Third Amendment to Amended and Restated Credit Agreement, dated as of December 12, 2012, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated December 12, 2012, among Access Midstream Partners, L.P., Access Midstream Partners GP, L.L.C., Access MLP Operating, L.L.C., and the Underwriters named therein.

1.2	Underwriting Agreement, dated December 12, 2012, among Access Midstream Partners, L.P., ACMP Finance Corp., Access Midstream Partners GP, L.L.C., Access MLP Operating, L.L.C., Access Midstream Gas Services, L.L.C., Oklahoma Midstream Gas Services, L.L.C., Ponder Midstream Gas Services, L.L.C., Magnolia Midstream Gas Services, L.L.C., Bluestem Gas Services, L.L.C., Appalachia Midstream Services, L.L.C., Access Permian Midstream, L.L.C. and the Underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

8.1	Opinion of Latham & Watkins LLP relating to tax matters.

10.1	Third Amendment to Amended and Restated Credit Agreement, among Access MLP Operating, L.L.C., Access Midstream Partners, L.P., Wells Fargo Bank, N.A., The Royal Bank of Scotland plc, Bank of Montreal, Compass Bank, The Bank of Nova Scotia, and the Several Lenders from time to time Parties thereto, dated as of December 12, 2012.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCESS MIDSTREAM PARTNERS, L.P.
	By:	Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

Dated: December 18, 2012

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated December 12, 2012, among Access Midstream Partners, L.P., Access Midstream Partners GP, L.L.C., Access MLP Operating, L.L.C., and the Underwriters named therein.

1.2	Underwriting Agreement, dated December 12, 2012, among Access Midstream Partners, L.P., ACMP Finance Corp., Access Midstream Partners GP, L.L.C., Access MLP Operating, L.L.C., Access Midstream Gas Services, L.L.C., Oklahoma Midstream Gas Services, L.L.C., Ponder Midstream Gas Services, L.L.C., Magnolia Midstream Gas Services, L.L.C., Bluestem Gas Services, L.L.C., Appalachia Midstream Services, L.L.C., Access Permian Midstream, L.L.C. and the Underwriters named therein.

5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.

8.1	Opinion of Latham & Watkins LLP relating to tax matters.

10.1	Third Amendment to Amended and Restated Credit Agreement, among Access MLP Operating, L.L.C., Access Midstream Partners, L.P., Wells Fargo Bank, N.A., The Royal Bank of Scotland PLC, Bank of Montreal, Compass Bank, The Bank of Nova Scotia, and the Several Lenders from time to time Parties thereto, dated as of December 12, 2012.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 8.1).